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                                                                      EXHIBIT 11


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm in the Statement of Additional Information under the caption "Independent Certified Public Accountants", which is included in Post Effective Amendment Number 11 to the Registration
Statement of the Triumph Asset Allocation Fund.



McCurdy & Associates CPA's, Inc.
September 21, 1998